Waddell & Reed, Inc.          United Group of Funds        Division Office Stamp
P.O. Box 29217                    APPLICATION
Shawnee Mission, KS
66201-9217                       RETIREMENT PLAN           Trans Code:________________________
                                     ACCOUNT               Date Transmitted:__________________

1 ------------------------------------------------------------------------------
  I (We) make application for an account to be established as follows:
  PLAN TYPE -- DOCUMENT SPONSORED BY: [ ] W&R  [ ] NON-W&R
  PLEASE SELECT ONE OF THE FOLLOWING:

  [ ] IRA (701/050)                  [ ] Simplified Employee Pension -- SEP (702/050) [ ] 401(k) (401-801) [ ] Simple 401(k) (340)
      (CRP0005)                          (MRP1166KT-Employer and CRP0005-Employee)        (MRP0720-Non Inventory)
  [ ] Rollover (703/050)             [ ] Simple IRA (765/050)                         [ ] Owner-Only Profit Sharing (132)
      (CRP0005)                          (MRP1659KT-Employer and MRP1699-Employee)        (MRP0651 and MRP0651 AP)
  [ ] Roth IRA (791/050)             [ ] Non Title-1 TSA (773-050) [ ] ORP (773)      [ ] Owner-Only Money Purchase (122)
      (CRP1695)                          (MRP1198)                                        (MRP0651 and MRP0651AM)
  [ ] Conversion Roth IRA (792/050)  [ ] Title-I TSA (724) [ ] 457 Plan (730/731)     [ ] Multi Part. Profit Sharing (832/097/098)
      (CRP1695)                          (MRP1198TI-Non Inventory) (MRP1401)              (MRP0651 and MRP0651AP)
  [ ] Education IRA (793/050)        [ ] Church Sponsored TSA (774)                   [ ] Multi Part. Money Purchase (822/099/100)
      (CRP1696)                          (Non Inventory-Case by Case)                     (MRP0651 and MRP0651AM)

  ------------------------------------------------------------------------------

                                                                            __________________
   REGISTRATION     [ ] NEW ACCOUNT or  [ ] NEW FUND FOR EXISTING ACCOUNT  |                  |
                                            (must have same ownership):    |__________________|

   -----------------------------------------------------------------------------
   Trustee/Custodian or Responsible Party (Education IRA Only)

   -----------------------------------------------------------------------------
   Employer or Business/Organization Name

   ------------------------------------------------------------  ----------------------------------------------
   Participant, Planholder or Beneficiary (Education IRA Only)   Plan Year End / Date of Birth (Month/Day/Year)

   -----------------------------------------------------------------------------
   Mailing Address

   -----------------------------------------------------------------------------
   City/State/Zip

   -------------------------  -----------------------  ----------------------------------
   Social Security Number     Employer Tax ID Number   Plan (Trust) Identification Number

   -------------------------  -----------------------  ----------------------------------
   Telephone (home)           Telephone (work)         Citizenship (Required in VA)

  ------------------------------------------------------------------------------
   INVESTMENTS Make check payable to Waddell & Reed, Inc.

   FUNDS CODES

                             A    B    C                              A    B    C                                 A    B    C
   Income                   621  121  321     Continental Income     627  127  327     Small Cap                 677  177  377
   Science & Technology     622  122  322     High Income            628  128  328     Retirement Shares         680  180  380
   Accumulative             623  123  323     Vanguard               629  129  329     Asset Strategy            684  184  384
   Bond                     624  124  324     New Concepts           630  130  330     Cash Management           750  150  350
   International Growth     625  125  325     High Income II         634  134  334     Government Securities     753  153  353


                                                                               IRA          TOP From      Monthly
                             Fund           Amount         Year of        Deductible or      Another        AIS
                         (enter code)      Enclosed     Contribution     Non-Deductible      Carrier     (If Any)
   CLASS OF SHARES       ____________
     (ONLY ONE)         |            |
                        |____________|     $_______     ____________       __________         [  ]       $_______
                         ____________
                        |            |
   A [ ] B [ ] C [ ]    |____________|     $_______     ____________       __________         [  ]       $_______
                         ____________
                        |            |
   IF NOT CHECKED,      |____________|     $_______     ____________       __________         [  ]       $_______
      ASSUME A           ____________
                        |            |
                        |____________|     $_______     ____________       __________         [  ]       $_______
                         ____________
                        |            |
                        |____________|     $_______     ____________       __________         [  ]       $_______

                                     Total $_______                                                      $_______

   To prevent possible tax penalties, Dividends and Capital gains are automatically re-invested in Retirement Plan accounts.
  ------------------------------------------------------------------------------
   CAP1771                                                           Page 1 of 6

  ------------------------------------------------------------------------------
   BENEFICIARY
       To designate contingent beneficiaries or per stirpes distribution, use MRP-0972 or MRP-1588

     Full Name of Beneficiary        Tax Identification Number        Date of Birth        Relationship        Percent

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

   ----------------------------    -----------------------------    -----/-----/-----    ----------------    -----------%
                                                                      MO   DA    YR

  ------------------------------------------------------------------------------
   A SHARES ONLY
   This purchase is entitled to a reduced sales load charge for the following reason:

   [ ] Existing Letter of Intent To Invest $_____________ LOI Number____________
   [ ] Cumulative discount number____________ or Rights of Accumulation With Existing Accounts____________
   [ ] Identify Other New Accounts Established At This Time:________________________

  ------------------------------------------------------------------------------

2 ------------------------------------------------------------------------------

   STATEMENT OF INTENT (A SHARES ONLY) I agree to the terms of the Statement of Intent conditions set forth in the Statement of Additional Information (including the escrowing of shares). Although I am not obligated to do so, it is my intention to invest over a 13-month period in shares of one or more United funds in an aggregate amount at least equal to:

   [ ] $100,000 [ ] $200,000 [ ] $300,00 [ ] $500,00 [ ] $1,000,000 [ ] $2,000,000  See Section 8

  ------------------------------------------------------------------------------

3 ------------------------------------------------------------------------------
   EXPEDITED REDEMPTION: For United Cash Management A [ ] B [ ] C [ ]

   --------------------------------------------------  -------------------------------------------------
   Name & Address of Bank/Financial Institution        ABA/Routing # of Bank/Financial Institution

   --------------------------------------------------  -------------------------------------------------
   Street                                              Customer's Bank Account Number

   --------------------------------------------------  -------------------------------------------------
   City/State/Zip

   On UCM Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor any requests from anyone for redemption of fund shares as long as the proceeds are transmitted to the identified account. All wires must be transmitted exactly as registered on the UCM Account.
  ------------------------------------------------------------------------------

4 ------------------------------------------------------------------------------
   Establish NEW Automatic Investment Service                    ______________
   REGISTRATION INFORMATION                    EXISTING ACCOUNT:|              |
                                                                |______________|

   -----------------------------------------------------------------------------
   Individual Name (exactly as registered)

   -----------------------------------------------------------------------------
   Joint Name (if any, exactly as registered)

       Fund           Draft Is To Begin On
   (Enter code)         (Month/Day/Year)       Draft Amount     Special Instructions
    ____________
   |            |
   |____________|     ____________________     $___________     ________________________________
    ____________
   |            |
   |____________|     ____________________     $___________     ________________________________
    ____________
   |            |
   |____________|     ____________________     $___________     ________________________________
    ____________
   |            |
   |____________|     ____________________     $___________     ________________________________
    ____________
   |            |
   |____________|     ____________________     $___________     ________________________________

  ------------------------------------------------------------------------------

5 ------------------------------------------------------------------------------

   Authorization to honor checks drawn by Waddell & Reed, Inc.

   As a convenience to me, I hereby request and authorize you to pay and charge to my or our account identified below, debit entries drawn on the account by Waddell & Reed, Inc. provided there are sufficient funds in the account to pay the same on presentation. This authorization shall remain in effect until revoked by me in writing and until you actually receive such notice. I agree that you shall be fully protected by honoring any such debit entry.
   I agree that your rights in respect to any debit entry shall be the same as if it were a check signed personally by me. I further agree, that if any such debit entry be dishonored, whether intentionally or inadvertently, you shall be under no liability whatsoever.

   PLEASE COMPLETE THE FOLLOWING IN ITS ENTIRETY.

   -----------------------------------------------------    -------------------------
   NAME OF DEPOSITOR (as shown on bank records(s))          Bank Account Number

   -----------------------------------------------------    See Section 9
   BANK NAME

   -----------------------------------------------------
   BANK ADDRESS

   -----------------------------------------------------
   CITY/STATE/ZIP

  ------------------------------------------------------------------------------

6 ------------------------------------------------------------------------------
   Establish NEW Funds Plus Service

                                                                                       ___________
   REGISTRATION INFORMATION   [ ] NEW ACCOUNT W/UCM or [ ] EXISTING ACCOUNT W/UCM     |___________|

   -----------------------------------------------------
   Individual Name (exactly as registered)

   -----------------------------------------------------
   Joint Name (if any, exactly as registered)

                                                                     FUNDS PLUS Service
        Account(s) to RECEIVE              Fund          If new,       Is To Begin On           FUNDS PLUS
        FUNDS PLUS Investment          (Enter code)     mark box      (Month/Day/Year)       Investment Amount
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________
    _____________________________       __________
   |                             |     |          |       [ ]
   |_____________________________|     |__________|                  __________________     $__________________

  ------------------------------------------------------------------------------

7 ------------------------------------------------------------------------------
   Establish NEW Flexible Withdrawal Service (See Section 10)

        Fund           Changes To Be
    (See Reverse    Effective Beginning                     Amount
     for Codes)     (Month)      (Year)     Indicate dollars, shares or percentage       Frequency           Make Payable
    ____________     _________________     ______________
   |            |   |     |  20  |    |   |              |
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %     [ ] monthly          [ ] To registered owner(s)
    ____________     _________________     ______________
   |            |   |     |  20  |    |   |              |                           [ ] quarterly        [ ] To Alternate Payee
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %
    ____________     _________________     ______________                            [ ] semi-annually    [ ] To registered owner(s)
   |            |   |     |  20  |    |   |              |                                                    at alternate address
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %     [ ] annually
    ____________     _________________     ______________
   |            |   |     |  20  |    |   |              |                            (If left blank,
   |____________|   |_____|______|____|   |______________|  [ ] $  [ ] SH  [ ] %      annual payments
                                                                                     will be assumed)

  ------------------------------------------------------------------------------

   Designate Alternate Payee or Address (for Electronic Deposits of FWS, see section 9)
   Complete this section if the check is TO BE PAYABLE TO AN ALTERNATE PAYEE (other than as registered) or SENT TO AN ALTERNATE ADDRESS. Please provide voided check if FWS is to be electronically deposited. If sending FWS to another fund/account please indicate account/fund. Must be same class.

   Alternate Payee                                 Alternate Address (check will be payable as registered and sent to the following)

   ----------------------------------------------  ----------------------------------------------
   Name or institution                             C/O Name

   ----------------------------------------------  ----------------------------------------------
   Street                                          Street

   ----------------------------------------------  ----------------------------------------------
   City/State/Zip                                  City/State/Zip

   ----------------------------------------------  ----------------------------------------------
   Bank Account Number (if applicable)             Bank Account Number (if applicable)

  ------------------------------------------------------------------------------

7 ------------------------------------------------------------------------------
Con't.

   TO ESTABLISH Life Expectancy Payment Option For Retirement Plan Accounts IMPORTANT INFORMATION (read carefully before proceeding)

   If this option is selected, the information (joint/single life, age) provided below will be used to determine the withdrawal amount applicable for the CURRENT year only. The withdrawal amount will remain unchanged until a change is authorized by the planholder.

   Check applicable box:      [ ] Age 70-1/2 or over Retirement planholders who
                                  have reached age 70-1/2 must take a minimum distribution from their plan in accordance with IRS regulations. It is NOT necessary to complete this section to meet IRS minimum mandatory withdrawal requirement. The minimum withdrawal will be automatically processed unless otherwise instructed.

                              [ ] Prior to age 70-1/2 Enter annual $___________
                                  (Do not enter amount in section below)
                                  If dollar amount is blank, payments will be calculated on a non-amortized basis, and will remain unchanged. If amount provided is based on an amortized life expectancy calculation, attach UNET worksheet. PAYMENTS MUST CONTINUE UNTIL THE LATER OF AGE 59-1/2 OR FIVE SUCCESSIVE YEARS.

   Complete applicable information:

   [ ] SINGLE LIFE                      OR [ ] JOINT LIFE
       Indicate Account Owner's                Indicate Account Owner's Date of Birth |__|__|__|__|__|__|
       Date of Birth |__|__|__|__|__|__|                                               (Month/Day/Year)
                       (Month/Day/Year)        and Beneficiary's Date of Birth        |__|__|__|__|__|__|
                                                                                       (Month/Day/Year)

                                                     Amount                  Frequency
       Fund                                   If blank amount will      Indicated monthly,
   (See Reverse      Effective Beginning        be calculated as         quarterly, semi-
    For Codes)       (Month)       (Day)         described above       annually or annually             Make Payable
   ------------     --------------------      --------------------     ---------------------     --------------------------
    |__|__|__|      |__|__| 2 | 0 |__|__|     ________ [ ] [ ] [ ]     ---------------------     [ ] To Registered owner(s)
                                                                    (If left blank, annual pay-
                                                                      ments will be assumed)
    |__|__|__|      |__|__| 2 | 0 |__|__|     ________ [ ] [ ] [ ]                               [ ] To Alternate Payee*

    |__|__|__|      |__|__| 2 | 0 |__|__|     ________ [ ] [ ] [ ]                               [ ] To Registered Owner(s) at
                                                                                                     alternate address*
    |__|__|__|      |__|__| 2 | 0 |__|__|     ________ [ ] [ ] [ ]                                   *Complete Section 11

   FEDERAL INCOME TAX WITHHOLDING FOR RETIREMENT PLAN ACCOUNTS

   Check One:*
   A [ ] The undersigned directs that no Federal Income Tax shall be withheld from the above described Withdrawal.
         (Applicable to Retirement Plans only)
   B [ ] The undersigned directs that Federal Income Tax be withheld from the above described Withdrawal.
         (Applicable to Retirement Plans only)
         *IF NEITHER BLOCK IS SELECTED, FEDERAL INCOME TAXES WILL NOT BE
         WITHHELD.
  ------------------------------------------------------------------------------

8 ------------------------------------------------------------------------------

                            LOI TERMS AND CONDITIONS

   1. This Agreement does not bind the investor to buy, or Waddell & Reed, Inc. to sell, any shares.

   2. This Agreement can only be terminated before the 13 months has elapsed by submitting a written request signed by all owners.

   3. Any purchase made under this Agreement will be made at the offering price applicable to a one-time purchase of the amount the investor has checked on the front of this Agreement as described in the prospectus of the fund or funds being purchased.

   4. If the amount invested during the 13-month period covered by this Agreement exceeds the required amount and is large enough to qualify for a sales charge lower than that available under this Agreement, the lower sales charge will be applied to the amount invested. Upon termination of this Agreement, a price adjustment will be made to give effect to the lower sales charge and the amount of the price adjustment will be reinvested in additional shares of the fund(s) on the date of termination.

   5. If the amount invested during the 13-month period covered by this Agreement is less than the required amount, the sales charge for the investments reverts back to that outlined in the Fund Prospectus, as if the Agreement had not been executed. Waddell & Reed, Inc. will subtract shares equal in value to the amount of the additional sales charge due from escrowed shares. The investor hereby irrevocably appoints Waddell & Reed, Inc. or its successors or assigns, as attorney to surrender for redemption shares in an amount equal to the additional sales charge owed on the purchases made. This appointment and the authority granted herein shall be binding on the heirs, legal representatives, successors and assigns of the investor.

   6. While the value of purchases made prior to the acceptance date of this Agreement will be considered in determining the Intended Investment, the sales charge imposed on prior purchases will not be retroactively reduced.

   7. Shares purchased directly to United Cash Management, Inc. will not be considered when determining the net asset value of shares presently held by the investor as of the date of acceptance of this Agreement, nor for determining the amount invested under this Agreement. However, non-commissionable shares are considered for these purposes.
  ------------------------------------------------------------------------------

9 ------------------------------------------------------------------------------
   BANK ACCOUNT OR CREDIT UNION INFORMATION (optional)
   This information will be used for
   [ ] Systematic investments (Sec. 4) [ ] Flexible withdrawals (Sec. 7)


                        -----------------------------------------------------------------------------------
   Checking account     Bank or credit union's ABA route number     Bank or credit union account number


                        -----------------------------------------------------------------------------------
   Savings account      Bank or credit union's ABA route number     Bank or credit union account number




                  Tape your voided check or deposit slip here

   Bank and credit union routing information
   For deposits or withdrawals to your checking account, please tape a voided check so we may get bank or credit union account information.

   For deposits or withdrawals to a savings account, please tape a preprinted deposit slip.
   (Do not staple the slips.)
  ------------------------------------------------------------------------------

10------------------------------------------------------------------------------

   FLEXIBLE WITHDRAWAL REQUIREMENTS AND CONSIDERATIONS

   1. This application directs Waddell & Reed Services Company to redeem the amounts listed on the 20th day of the indicated month, or if not a business day, on the preceding business day.
   2. Allow five days from the date your instructions are received in the home office for processing of any changes and/or initiation of a Flexible Withdrawal Service.
   3. The aggregate total investment, or the present net asset value of the shareholder's United Group of Funds/or W&R Funds combined accounts should exceed $10,000. You may add to your account by additional investments of at least $1,000, except in United Cash Management, Inc., which has no minimum additional investment amount.
   4. Minimum withdrawals for dollars or shares are $50 aggregate or a 5 share minimum per fund.
   5. If withdrawals are to be made monthly, 1/12th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made quarterly, 1/4th of the indicated percentage of the asset value of the shares in the account will be redeemed. If withdrawals are to be made semi-annually, 1/2 of the indicated percentage will be redeemed.
   6. Dividends and capital gains distributions are automatically reinvested. Information about the federal tax status of shares redeemed through the Flexible Withdrawal Services will be mailed to shareholders annually.
  ------------------------------------------------------------------------------

11------------------------------------------------------------------------------

   ALTERNATE PAYEE/ADDRESS

   To send systematic withdrawals (Section 7) to a third party, or to another United Fund account, please fill in the appropriate information below.

   This address will be used for (check one):

   [ ] Flexible Withdrawals
   [ ] Div/Cap Gains

   -------------------------------------------------------------  To another United Fund
   Name

   -------------------------------------------------------------  ---------------------------------
   Address (including apartment or box number)                    Account #     Fund #
                                                                  Must be to same class of shares
   -------------------------------------------------------------
   City/State/Zip

  ------------------------------------------------------------------------------

13------------------------------------------------------------------------------

   CONFIDENTIAL DATA (Required)

    1. Marital Status:__________
       (Required in VA)

    2. Gross Family Income: $__________

    3. Taxable Income: $__________

    4. Number of Dependents:__________

    5. Occupation:______________________________________________________________

    6. Employer Name:___________________________________________________________

    7. Employer Address:________________________________________________________

    8. Savings and Liquid Assets: $__________

    9. Other Assets (excluding home, furnishings, cars): $__________

   10. Net Worth (Assets minus liabilities): $__________

   11. Are you associated with an NASD Member? [ ] Yes [ ] No

   12. Investment Objectives (mark all that apply):
       [ ] Retirement Savings [ ] Reserves [ ] College Funds [ ] Buy Major Asset
       [ ] Other Needs/Goals (specify in Special Remarks)

   13. Special Remarks/Considerations:__________________________________________

   _____________________________________________________________________________

   14. Residence Address:_______________________________________________________
       (if different from     Street        City           State          Zip
         Mailing Address
        on reverse side)

   (Required in CT)
   15. Was this investment solicited by a W&R Advisor/Representative?                    [ ] Yes [ ] No

   (Required in CT)
   16. Has any beneficial owner of this account conducted any prior investment activity? [ ] Yes [ ] No
       If yes, which owner(s)?_________________________________________________________________________

   17. Are proceeds from the sale of another security being used to open this account?   [ ] Yes [ ] No
       If yes, specify:________________________________________________________________________________

                       ________________________________________________________________________________

  ------------------------------------------------------------------------------

14------------------------------------------------------------------------------
   ACKNOWLEDGEMENT
   o I (We) have received a copy of the current prospectus of the Funds selected, and agree to the terms therein and herein.
   o Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown in Section 1 is correct (or I am waiting for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
   o I (we) understand that there maybe a deferred sales charge upon the redemption of any class B or C shares held in the account for less than the time specified in the prospectus.

   Signature(s) of Purchasers (all joint purchasers must sign). Sign exactly as name(s) appear in registration.
   "The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding."

   -------------------------------------  -------------------------------------  -------------------------------------
                (Signature)                            (Printed Name)                     (Title, if any)

   -------------------------------------  -------------------------------------  -------------------------------------
                (Signature)                            (Printed Name)                     (Title, if any)

   -------------------------------------  --------------------
     (Advisor/Representative Signature)          (Date)

                                   _____________________________
                                  |                             |
   Advisor/Representative Number  |_____________________________|
  ------------------------------------------------------------------------------

  -----------------------------------------------|
   Check Any Items Enclosed With Application     |
                                                 |
   [ ] Declaration Trust Revocable (CUF0022)     |
                                                 |---------------|
   [ ] Additional Applications______             |OSJ:           |
                                                 |(H.O. USE)     |
   [ ] Check enclosed #______                    |               |
                                                 |               |
   [ ] Other:______                              |               |
  -----------------------------------------------|---------------|